    As filed with the Securities and Exchange Commission on January 12, 1996

                                       Registration No. 33-
                                                        ------------------------

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------
                                 ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
                                 ---------------

                            RICHEY ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)
     Delaware                                                   33-0594451
(State or other jurisdiction                                  (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                                7441 Lincoln Way
                         Garden Grove, California 92641
               (Address of Principal Executive Offices) (Zip Code)


                            RICHEY ELECTRONICS, INC.
                             1992 STOCK OPTION PLAN
                            (Full title of the plan)

                              William C. Cacciatore
                 Chairman, President and Chief Executive Officer
                            Richey Electronics, Inc.
                                7441 Lincoln Way
                         Garden Grove, California 92641
                                 (714) 898-8288
(Name, address, including zip code, and telephone number, including area code, of agent for service)

------------------------------------------------------------------------------------------------------
                                   CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------
     Title of            Amount              Proposed            Proposed            Amount of
     securities          to be               maximum             maximum             registration fee
     to be registered    registered          offering            aggregate
                                             price               offering
                                             per                 price(1)
                                             share(1)
------------------------------------------------------------------------------------------------------
     Common Stock, par
     value $.001 per
     share. . . . .      588,934             $12.375             $7,288,058          $2,513.00
------------------------------------------------------------------------------------------------------



(1) Pursuant to Rule 457(h), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the Registrant's Common Stock on NASDAQ on January 10, 1996.

     There are also registered hereunder such additional indeterminate number of shares as may be issued as a result of the antidilution provisions of the Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


             The documents containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") have been or will be sent or given to participants in the plan listed on the cover of the Registration Statement (the "Plan") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of
Part II hereof), a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE
------

         The following documents filed with the Commission are incorporated herein by reference:

(1) The Annual Report on Form 10-K of Richey Electronics, Inc., a Delaware corporation (the "Company"), for the fiscal year ended December 31, 1994.

(2) The Company's Quarterly Reports on Form 10-Q dated March 31, 1995, June 30, 1995 and September 29, 1995.

(3) The Company's Current Reports on Form 8-K, dated November 20, 1995 and on Form 8-K dated January 4, 1996.

(4) The description of the Common Stock ("Common Stock"), of the Company contained in the Company's Amended Registration Statement on Form 8-A/A.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, prior to termination of the offering of the Common Stock pursuant to this Registration Statement shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES
------

         Not applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
------

         Not applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
------

         Section 145 of the Delaware General Corporation Law (the "Delaware Law") generally permits indemnification of officers, directors, employees and agents of a Delaware corporation against expenses (including attorneys' fees) incurred in the defense or settlement of a derivative action or third-party action, provided there is a determination by a disinterested quorum of the directors or independent legal counsel or a majority vote of a quorum of the stockholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such indemnification is expressly prohibited, however, in respect of a derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent approved by the court. The Delaware Law requires indemnification when the person being indemnified has successfully defended the action on the merits or otherwise.

         Expenses incurred by an officer or director in defending an action may be paid in advance, under the Delaware Law, if such director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. In addition, the Delaware Law authorizes a corporation's purchase of indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.

         The Delaware Law permits a Delaware corporation to provide indemnification in excess of that provided in the statutes. The Delaware Law does not require authorizing provisions in the certificate of incorporation and does not contain express prohibitions on indemnification in certain circumstances; limitations on indemnification may be imposed by a court, however, based on principles of public policy.

         The Bylaws of the Company contain provisions requiring indemnification of directors and officers to the maximum extent permitted by the Delaware Law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable

ITEM 8.  EXHIBITS

Exhibit
Number                   Description
-------                  -----------

  4.1                  Certificate of Incorporation of Richey Electronics, Inc.
                       (Incorporated by reference to the Registration Statement on Form S-1, filed January 7, 1994)

  4.2 Bylaws of Richey Electronics, Inc. (Incorporated by reference to the Registration Statement on Form S-1, filed January 7, 1994)

 23.1                  Consent of McGladrey & Pullen, LLP

ITEM 9.  UNDERTAKINGS

         (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized in the County of Los Angeles, State of California on the date indicated below.


                                 RICHEY ELECTRONICS, INC.

Date:  January 11, 1996          By: /s/ WILLIAM C. CACCIATORE
                                     ------------------------------
                                     William C. Cacciatore
                                     Chairman, President and Chief
                                     Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                        Title                         Date

/s/ WILLIAM C. CACCIATORE   Chairman of the Board,             January 11, 1996
-------------------------   President and Chief
William C. Cacciatore       Executive Officer
                            (Principal Executive Officer)


/s/ RICHARD N. BERGER       Vice President, Chief              January 11, 1996
------------------------    Financial Officer,
Richard N. Berger           Treasurer and Secretary
                            (Principal Financial and
                            Accounting Officer)


/s/ C. DON ALVERSON         Executive Vice President-          January 11, 1996
------------------------    Sales, Director
C. Don Alverson


/s/ NORBERT W. ST. JOHN     Executive Vice President-          January 11, 1996
------------------------    Marketing, Director
Norbert W. St. John


/s/ DONALD I. ZIMMERMAN     Director                           January 11, 1996
------------------------
Donald I. Zimmerman

                                  EXHIBIT INDEX




Exhibit
Number                 Description
------                 -----------

 4.1                   Certificate of Incorporation of Richey Electronics, Inc.
                       (Incorporated by reference to the Registration Statement on Form S-1, filed January 7, 1994)

 4.2 Bylaws of Richey Electronics, Inc. (Incorporated by reference to the Registration Statement on Form S-1, filed January 7, 1994)

23.1                   Consent of McGladrey & Pullen, LLP.